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                                                                   Exhibit 10.22


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     Coast

     Accounts Collateral Security
             Agreement

Borrower: CYBERLINK, INC.,

Address:  a California corporation
          5855 Topanga Canyon Boulevard, Suite 520
          Woodland Hills, California 91367

Date: September 8, 1995

THIS ACCOUNTS COLLATERAL SECURITY AGREEMENT ("Accounts Agreement"), dated the above date, is entered into between COASTFED BUSINESS CREDIT CORPORATION ("CoastFed") and the borrower named above ("Borrower"), and is one of the Collateral Agreements referred to in that certain Loan and Security Agreement ("Loan Agreement") between CoastFed and Borrower dated the above date. This Accounts Agreement is an integral part of the Loan Agreement, and all of the terms and provisions of the Loan Agreement are incorporated herein by this reference.

1. Grant of Security Interest. As collateral and security for the payment and performance of all Obligations (as defined in the Loan Agreement), Borrower hereby grants CoastFed an immediately effective, continuing security interest in, and assigns to CoastFed, all of Borrower's interest in the following types of property, whether now owned or held or hereafter acquired and wherever located: all accounts, contract rights, instruments, chattel paper and all other obligations now or hereafter owing to Borrower (collectively "Accounts"); and all right, title and interest of Borrower in, and all of Borrower's rights and remedies with respect to, all goods, the sale or other disposition of which gives rise to any Account, including, without limitation, all returned, rejected, rerouted, reclaimed and repossessed goods and all rights of stoppage in transit, replevin, reclamation, and all rights as an unpaid vendor; and all collections and proceeds of any of the foregoing; and all guarantees of, security for, and insurance proceeds attributable to any of the foregoing; and all books and records relating to any of the foregoing; and all equipment containing said books and records. The term "Collateral" as used in the Loan Agreement shall for all purposes be deemed to include, without limitation, the Accounts and the other property described above. The term "Account Debtor" as used in this Accounts Agreement shall mean each account debtor, obligor, guarantor and other person in any way liable or obligated on or in connection with any Account.


2.    Loans.

      2.1 Amount of Loans. Provided no Event of Default has occurred, CoastFed agrees to make Loans to Borrower, repayable on demand, in amounts up to the lesser of (a) 75% of the Net Amount of each Account, which CoastFed in its sole and absolute discretion deems eligible for borrowing; provided, however, if, based on the results of a quarterly audit conducted by CoastFed, Borrower's Account dilution rate is five (5%) percent or less then, CoastFed will advance, until the results of the next quarterly audit conducted by CoastFed, Loans to Borrower hereunder in amounts of up to 80% of the Net Amount of each Account, which CoastFed in its sole discretion deems eligible for borrowing; or (b) three
(3) times the amount of Borrower's collections on its Accounts during the prior calendar month. The term "Net Amount" of an Account, as used herein, shall mean the gross amount of the Account, minus all deductions and expenses customarily deducted from payments on Accounts pursuant to billing and related services agreements between Borrower and third parties, applicable sales, use, excise and other similar taxes and minus all discounts, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.



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      2.2 Borrower's Accounts Loan Balance. The aggregate amount of Borrower's outstanding indebtedness to CoastFed on account of Loans made pursuant to Paragraph 2.1 of this Accounts Agreement shall be referred to herein as "Borrower's Accounts Loan Balance." If Borrower's Accounts Loan Balance shall at any time exceed the percentage set forth in Paragraph 2.1, CoastFed, in its sole and absolute discretion, may require Borrower to repay such excess to CoastFed upon demand, or require Borrower to immediately deliver such additional security to CoastFed as may be satisfactory to CoastFed.

      2.3 Interest. Until Borrower's Accounts Loan Balance is paid in full, Borrower shall pay interest thereon monthly at the rate provided in Paragraph
1.2 of the Loan Agreement, provided that, regardless of the amount of Borrower's Accounts Loan Balance, if any, that may be outstanding from time to time, Borrower shall pay minimum interest during the term of this Accounts Agreement of $5,000 per month. The amount of interest payable hereunder shall be computed as of the close of business on the last day of each calendar month, and shall be added to Borrower's Accounts Loan Balance, and shall thereafter bear like interest as the Loans.


      2.4 Statement of Account. Each month, CoastFed shall send Borrower an extract or statement of Borrower's Accounts Loan Balance prepared from CoastFed's records, which will conclusively be deemed to be correct and accepted by Borrower unless Borrower delivers to CoastFed a written statement of exceptions within thirty (30) days after delivery of such extract or statement.

3. Schedules. Borrower shall deliver to CoastFed schedules and assignments of all Accounts on CoastFed's standard form; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit CoastFed's security interest and other rights in all of Borrower's Accounts, nor shall CoastFed's failure to advance or lend against a specific Account affect or limit CoastFed's security interest and other rights therein. Together with each such schedule and assignment, or later if requested by CoastFed, Borrower shall furnish CoastFed with copies (or, at CoastFed's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to CoastFed an aged accounts receivable trial balance in such form and as often as CoastFed requests, and Borrower agrees that CoastFed may from time to time verify directly with the respective Account Debtors the validity, amount and any other matters relating to the Accounts by means of mail, telephone or otherwise, either in the name of Borrower or CoastFed or such other name as CoastFed may choose. In addition, Borrower shall deliver to CoastFed the originals of all instruments, chattel paper, security agreement, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary indorsements all of which shall be with recourse.

4. Collection of Accounts. Borrower shall have the privilege of collecting the Accounts in trust for CoastFed, at Borrower's sole cost and expense, which privilege may be revoked by CoastFed at any time. All monies, checks, notes, drafts, money orders, acceptances and other things of value and items of payment, together with any and all related vouchers, identifications, communications and other data, documents and instruments, collected or received by Borrower (or by any receiver, trustee, custodian or successor in interest of Borrower, or by any person acting on behalf of Borrower) in payment of, or in reference to, the Accounts shall belong to CoastFed, and, not later than one (1) day after receipt thereof by Borrower, Borrower shall deliver the same to CoastFed, at CoastFed's office (or, if so directed by CoastFed, Borrower shall deposit the same in CoastFed's account in a bank designated by CoastFed) in the original form in which the same are received, together with any necessary endorsements, including, without limitation, the indorsement of Borrower, all of which indorsements shall be with recourse. Borrower shall have no right, and agrees not to commingle any of the proceeds of any of the collections of the Accounts with Borrower's own funds and Borrower agrees not to use, divert or withhold any such proceeds. Borrower hereby divests itself of all dominion over the Accounts and the proceeds thereof and collections received thereon. Borrower shall make entries on its books and records in form satisfactory to CoastFed disclosing the absolute and unconditional assignment of all Accounts to CoastFed and CoastFed's security interest therein and shall keep a separate account on its record books of all collections received thereon. Borrower agrees that it will, upon request after an uncured Event of Default by CoastFed and in such form and at such times as CoastFed shall request, give notice to the Account Debtors of the assignment of and the grant of a security interest in the Accounts to CoastFed and that in the event of an uncured Event of Default CoastFed may itself give such notice at any time and from time to time in CoastFed's or Borrower's name, without notice to Borrower, requiring such Account Debtors to pay the Accounts directly to CoastFed, and in any such event, Borrower's privilege of collecting the Accounts shall automatically be revoked. CoastFed may also revoke Borrower's privilege of collecting the Accounts at any time by giving notice thereof to Borrower (orally or in writing). CoastFed may charge to Borrower's account all costs and expenses incurred by CoastFed in collecting Accounts, including, without limitation, postage, telephone and telegraph charges,


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reasonable and applicable salaries of CoastFed personnel, and attorneys' fees.

5. Intentionally Left Blank.

6. Disputed Accounts. Borrower shall promptly notify CoastFed of all material disputes and claims with respect to the Accounts. Borrower shall not, except on Accounts where: (i) the unpaid balance is $2,000 or more, and Borrower desires to grant the Account Debtor a discount of twenty-five (25%) percent or more of the face amount of a billed invoice, and (ii) where the aggregate amount of all adjustments and discounts which Borrower wishes to make may, in the opinion of CoastFed, materially impair the aggregate value and quality of Borrower's Accounts without CoastFed's prior written consent, compromise, adjust, or grant any discount, credit, allowance, or extension of time for payment to any Account Debtor. CoastFed shall have the right, in its sole and absolute discretion, to settle, accept reduced amounts and adjust disputes and claims directly with, and give releases on behalf of Borrower to Account Debtors for cash, credit or otherwise, upon terms which CoastFed, in its Sole and absolute discretion, considers advisable, and in such case, CoastFed will credit Borrower's account with only the net amounts of cash received by CoastFed in payment of the Accounts, less all costs and expenses (including, without limitation, attorneys' fees) incurred by CoastFed in connection with the settlement or adjustment of such disputes and the collection of such Accounts.

7. Representations, Warranties and Covenants of Borrower. Borrower represents, warrants and covenants that subject to the Schedule of Exceptions, now and throughout the term of this Accounts Agreement:

      7.1 Status of Accounts. Each and every Account with respect to which Loans are made shall, on the date each Loan is made and thereafter, comply with all of the following representations, warranties and covenants: each Account represents an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's business; the Account Debtor on each Account has not and will not offset, counterclaim, or cancellation, or other right or claim; each Account will be paid in full at maturity; no petition in bankruptcy or other application for relief under the Bankruptcy Code or any other insolvency law has been or will be filed by or against the Account Debtor on any Account, and no Account Debtor has made or will make an assignment for the benefit of creditors, become insolvent, fail or go out of business, nor does Borrower have notice that any of the foregoing is threatened, or is or may be about to occur; no Account is or will be impaired or reduced in value; no Account Debtor on any Account is a shareholder, director, partner or agent of Borrower, or is a person or entity controlling, controlled by or under common control with Borrower; no Account is owed by an Account Debtor to whom Borrower is or may become liable in connection with goods sold or services rendered by the Account Debtor to Borrower or any other transaction or dealing between the Account Debtor and Borrower. Immediately upon discovery by Borrower that any of the foregoing representations, warranties, or covenants are or have become untrue with respect to any Account, Borrower shall immediately give written notice thereof to CoastFed.

      7.2 Documents Genuine; Legal Compliance. All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all material respects what they purport to be and all signatories and indorsers have full capacity to contract. All sales and other transactions underlying or giving rise to each Account shall fully comply with all applicable laws and governmental rules and regulations. All signatures and indorsements on all documents, instruments, and agreements relating to all Accounts are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

      7.3 Disposition of Accounts. Borrower has not, and shall not hereafter sell, assign, pledge, encumber, forgive (completely or partially), settle for less than payment in full, or transfer or dispose of any Account, or agree to do any of the foregoing.

8. No Liability. CoastFed shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or material loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account (including, without limitation, any of the same which result in the material loss of rights against others), or for settling any Account for less than the full amount thereof, nor shall CoastFed be deemed by any provision herein or any act, omission, or event to be responsible for or to have assumed any of Borrower's obligations under any contract or agreement giving rise to an Account.

9. Relationship to Loan Agreement. CoastFed's remedies under this Accounts Agreement and the Loan Agreement are cumulative. If any provision of this Accounts Agreement modifies or conflicts with any provision of the Loan Agreement, that provision in either agreement that gives greater rights and remedies to CoastFed shall control. All capitalized terms used herein,

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which are not defined herein, shall have the meanings ascribed to them in the
Loan Agreement.

10. Effective Date. This Accounts Agreement, when executed by Borrower and accepted by a duly authorized officer of CoastFed, shall be effective on the date first above written.

Borrower:

      CYBERLINK, INC.,
      a California corporation



      By /s/ Richard Leslie Lydiate
         ---------------------------------
         Richard Leslie Lydiate,
         President



      By _________________________________
         Ron McVicar,
         Chief Financial Officer


CoastFed:

Accepted at Los Angles, California:

      COASTFED BUSINESS CREDIT
      CORPORATION


      By__________________________________

      Title_______________________________


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which are not defined herein, shall have the meanings ascribed to them in the
Loan Agreement.

10. Effective Date. This Accounts Agreement, when executed by Borrower and accepted by a duly authorized officer of CoastFed, shall be effective on the date first above written.

Borrower:

      CYBERLINK, INC.,
      a California corporation



      By ________________________________________
         Richard Leslie Lydiate,
         President


      By /s/ Ron McVicar
         ----------------------------------------
         Ron McVicar,
         Chief Financial Officer


CoastFed:

Accepted at Los Angles, California:

      COASTFED BUSINESS CREDIT
      CORPORATION


      By /s/ CoastFed Business Credit Corporation
         ----------------------------------------
      Title Vice President


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